Natus Completes Acquisition of Neurosurgery Assets from Integra LifeSciences

PLEASANTON, CA (October 6, 2017) - Natus Medical Incorporated (NASDAQ: BABY) today announced that it has completed the acquisition of certain neurosurgery business assets from Integra LifeSciences that was announced on September 11, 2017. The acquisition includes the global Camino ICP monitoring product line, including its San Diego manufacturing facility, and the U.S. rights relating to Integra's fixed pressure shunts, as well as U.S. rights to Codman's DURAFORM® dural graft implant, standard EVD catheters and CSF collection systems.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used in the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, neurosurgery, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

COMPANY CONTACT:
Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President Finance and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

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